Exhibit 99.1

IronNet Cybersecurity, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

(unaudited)

	As of
	July 31, 2021	January 31, 2021
Assets
Current Assets
Cash and Cash Equivalents	$14,107	$31,543
Accounts Receivable	297	1,643
Unbilled Receivable	3,009	1,425
Related Party Receivables and Loan Receivables	4,486	3,599

Account and Loan Receivables	7,792	6,667
Inventory	2,317	2,180
Deferred Costs	1,712	2,068
Prepaid Warranty	1,018	1,037
Prepaid Expenses and Other Current Assets	2,658	2,172

Total Current Assets	29,604	45,667
Non-Current Assets
Deferred Costs	2,114	2,056
Deferred Transaction Costs	1,752	—
Property and Equipment, Net	3,645	2,792
Prepaid Warranty	660	878
Deposits and Other Assets	357	298

Total Assets	$38,132	$51,691

Liabilities, Preferred Stock, and Shareholders’ Deficit
Current Liabilities
Accounts Payable	$3,051	$1,922
Accrued Expenses	5,544	2,591
Deferred Revenue	14,726	12,481
Deferred Rent	147	134
Short-Term PPP Loan	5,580	3,487
Income Tax Payable	101	88
Notes Payable	15,000	—
Other Current Liabilities	690	689

Total Current Liabilities	44,839	21,392
Long-Term Liabilities
Deferred Rent	847	928
Deferred Revenue	18,857	21,563
Long-Term PPP Loan	—	2,093
Other Long-Term Liabilities Payable	689	689

Total Long-Term Liablities	20,393	25,273

Total Liabilities	65,232	46,665
Commitments and Contingencies (Note 6)
Series A preferred stock; $0.0001 par value; 793,650 shares authorized, issued and outstanding at July 31, 2021 and January 31, 2021	32,500	32,500
Series B preferred stock; $0.0001 par value; 2,177,998 shares authorized, 2,004,084 shares issued and outstanding at July 31, 2021 and January 31, 2021	146,098	146,098
Shareholders’ Deficit
Class A Common stock; $0.0001 par value; 109,969,809 shares authorized; 37,326,837 and 36,632,987 shares issued and outstanding at July 31, 2021 and January 31, 2021, respectively	4	4
Class B Common stock; $0.0001 par value; 20,030,191 shares authorized; 17,606,830 shares issued and outstanding at July 31, 2021 and January 31, 2021	2	2
Additional Paid-In Capital	2,585	2,257
Accumulated Other Comprehensive (Loss) Income	(35)	39
Accumulated Deficit	(207,706)	(175,039)
Subscription Notes Receivable	(548)	(835)

Total Shareholders’ Deficit	(205,698)	(173,572)

Total Liabilities, Preferred Stock, and Shareholders’ Deficit	$38,132	$51,691

The accompanying notes are an integral part of these condensed consolidated financial statements.

IronNet Cybersecurity, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Product, subscription and support revenue	$5,770	$6,698	$11,907	$12,090
Professional services revenue	306	1,246	546	2,723

Total revenue	6,076	7,944	12,453	14,813
Cost of product, subscription and support revenue	1,668	1,090	3,422	2,623
Cost of professional services revenue	147	123	331	437

Total cost of revenue	1,815	1,213	3,753	3,060

Gross Profit	4,261	6,731	8,700	11,753

Operating expenses
Research and development	7,571	6,862	14,462	14,278
Sales and marketing	7,687	7,885	14,836	16,110
General and administrative	5,965	6,171	11,685	11,975

Total operating expenses	21,223	20,918	40,983	42,363

Operating Loss	(16,962)	(14,187)	(32,283)	(30,610)
Other (expense) income, net	(240)	(78)	(361)	(53)
Loss before income taxes	(17,202)	(14,265)	(32,644)	(30,663)
Benefit (provision) for income taxes	35	(20)	(23)	(39)

Net loss	$(17,167)	$(14,285)	$(32,667)	$(30,702)

Basic and diluted net loss per common share	(0.31)	(0.27)	(0.60)	(0.57)
Weighted average shares outstanding, basic and diluted	54,838	53,768	54,694	53,772

The accompanying notes are an integral part of these condensed consolidated financial statements.

IronNet Cybersecurity, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(in thousands)

(unaudited)

	Three Month Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Net loss	$(17,167)	$(14,285)	$(32,667)	$(30,702)
Change in net unrealized gains (losses) on available for sale investments, net of tax	—	—	—	(2)
Foreign currency translations adjustment, net of tax	(72)	48	(74)	51

Comprehensive loss	$(17,239)	$(14,237)	$(32,741)	$(30,653)

The accompanying notes are an integral part of these condensed consolidated financial statements.

IronNet Cybersecurity, Inc.

Condensed Consolidated Statements of Preferred Stock and Stockholders’ Deficit

Three and Six Months Ended July 31, 2021 and 2020

(in thousands)

(unaudited)

	Series A		Series B		Class A		Class B		Additional		Accumulated Other	Subscription	Total
	Preferred Stock		Preferred Stock		Common Stock		Common Stock		Paid-in	Accumulated	Comprehensive	Notes	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Receivable	Deficit
Balance at January 31, 2021	794	$32,500	2,004	$146,098	36,633	$4	17,607	$2	$2,257	$(175,039)	$39	$(835)	$(173,572)

Issuance of common stock	—	—	—	—	509	—	—	—	209	—	—	—	209
Interest earned on subscription notes receivable	—	—	—	—	—	—	—	—	4	—	—	(4)	—
Payments on subscription notes receivable	—	—	—	—	—	—	—	—	—	—	—	62	62
Stock-based compensation	—	—	—	—	—	—	—	—	17	—	—	—	17
Net loss	—	—	—	—	—	—	—	—	—	(15,500)	—	—	(15,500)
Foreign currency translation adjustment, net of tax of $0	—	—	—	—	—	—	—	—	—	—	(2)	—	(2)

Balance at April 30, 2021	794	32,500	2,004	146,098	37,142	4	17,607	2	2,487	(190,539)	37	(777)	$(188,786)

Issuance of common stock	—	—	—	—	189	—	—	—	86	—	—	—	86
Interest earned on subscription notes receivable	—	—	—	—	—	—	—	—	2	—	—	(2)	—
Payments on subscription notes receivable	—	—	—	—	—	—	—	—	—	—	—	231	231
Stock-based compensation	—	—	—	—	—	—	—	—	10	—	—	—	10
Net loss	—	—	—	—	—	—	—	—	—	(17,167)	—	—	(17,167)
Foreign currency translation adjustment, net of tax of $0	—	—	—	—	—	—	—	—	—	—	(72)	—	(72)

Balance at July 31, 2021	794	32,500	2,004	146,098	37,331	$4	17,607	$2	$2,585	$(207,706)	$(35)	$(548)	$(205,698)

Balance at January 31, 2020	794	32,500	1,217	88,711	36,138	4	17,607	2	2,041	(119,666)	394	(900)	(118,125)
Issuance of Series B preferred stock	—	—	571	41,609	—	—	—	—	—	—	—	—	—
Issuance of common stock	—	—	—	—	12	—	—	—	6	—	—	—	6
Interest earned on subscription notes receivable	—	—	—	—	—	—	—	—	4	—	—	(4)	—
Payments on subscription notes receivable	—	—	—	—	—	—	—	—	—	—	—	3	3
Stock-based compensation	—	—	—	—	—	—	—	—	31	—	—	—	31
Unrealized loss on investments	—	—	—	—	—	—	—	—	—	—	(2)	—	(2)
Net loss	—	—	—	—	—	—	—	—	—	(16,417)	—	—	(16,417)
Foreign currency translation adjustment, net of tax of $0	—	—	—	—	—	—	—	—	—	—	3	—	3

Balance at April 30, 2020	794	32,500	1,788	130,320	36,150	4	17,607	2	2,082	(136,083)	395	(901)	$(134,501)

Issuance of common stock	—	—	—	—	47	—	—	—	16	—	—	—	16
Interest earned on subscription notes receivable	—	—	—	—	—	—	—	—	4	—	—	(4)	—
Stock-based compensation	—	—	—	—	—	—	—	—	25	—	—	—	25
Net loss	—	—	—	—	—	—	—	—	—	(14,285)	—	—	(14,285)
Foreign currency translation adjustment, net of tax of $0	—	—	—	—	—	—	—	—	—	—	48	—	48

Balance at July 31, 2020	794	32,500	1,788	130,320	36,197	$4	17,607	$2	$2,127	$(150,368)	$443	$(905)	$(148,697)

The accompanying notes are an integral part of these condensed consolidated financial statements.

IronNet Cybersecurity, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended July 31,
	2021	2020
Cash flows from operating activities
Net loss	$(32,667)	$(30,702)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	445	694
Loss on disposal of property and equipment	—	64
Bad debt expense	—	33
Employee stock based compensation	27	56
Changes in operating assets and liabilities:
Accounts receivable	(1,164)	(884)
Deferred costs	289	(353)
Inventory	(137)	(84)
Prepaid expenses and other current assets	(486)	(53)
Deposits and other assets	(60)	7
Prepaid warranty	234	154
Accounts payable	(200)	687
Accrued expenses	2,951	61
Income tax payable	15	37
Deferred rent	(67)	(104)
Deferred revenue	(425)	1,627

Net cash used in operating activities	(31,245)	(28,760)

Cash flows from investing activities
Purchases of property and equipment	(1,232)	(193)
Purchases of investments	—	(1)
Sales of investments	—	751
Proceeds from the maturity of investments	—	650

Net cash (used in) provided by investing activities	(1,232)	1,207

Cash flows from financing activities
Proceeds from the issuance of debt	15,000
Proceeds from issuance of Series B preferred stock, net	—	41,609
Proceeds from issuance of common stock	295	21
Proceeds from borrowing of PPP loan	—	5,580
Proceeds from stock subscription	293	3
Payment of deferred transaction costs	(486)	—

Net cash provided by financing activities	15,102	47,213

Effect of exchange rate changes on cash and cash equivalents	(61)	17
Net change in cash and cash equivalents	(17,436)	19,677
Cash and cash equivalents
Beginning of the period	31,543	10,806

End of the period	$14,107	$30,483

Supplemental disclosures of non-cash investing and financing activities
Interest earned on subscription notes receivable	$6	$8
Non-cash deferred transaction costs	1,265	—

The accompanying notes are an integral part of these condensed consolidated financial statements.

IronNet Cybersecurity, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars and shares in thousands, except per share data)

1.	Organization and Summary of Significant Accounting Policies

IronNet Cybersecurity, Inc. and subsidiaries (hereinafter “IronNet”, “we”, “us”, “our”, or the “Company”) provide a suite of technologies that provide real-time threat assessment and updates, behavioral modeling, big data analytics, and proactive threat detection and response capabilities as well as consulting services and training programs to protect against current and emerging cyber-threats.

The Company’s fiscal year ends on January 31. References to fiscal 2022, for example, refer to the fiscal year ending January 31, 2022.

These unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes included in the Company’s Registration Statement on Form S-4 filing, filed with the Securities and Exchange Commission (the “SEC”) on May 14, 2021. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In our opinion, these financial statements include all adjustments considered necessary to present a fair statement of our consolidated results of operations, financial position and cash flows.

Merger Agreement

On August 26, 2021, IronNet Cybersecurity, Inc., a Delaware corporation (“Legacy IronNet”), LGL Systems Acquisition Corp., a Delaware corporation (“LGL”), and LGL Systems Merger Sub Inc., a Delaware corporation (“Merger Sub”), consummated the closing of the transactions contemplated by the Agreement and Plan of Reorganization and Merger, dated March 15, 2021 and as amended August 6, 2021, by and among Legacy IronNet, LGL and Merger Sub (the “Business Combination Agreement”), following their approval at a special meeting of the stockholders of LGL held on August 26, 2021.

Pursuant to the terms of the Business Combination Agreement, a merger of Legacy IronNet and LGL was effected by the merger of Merger Sub with and into Legacy IronNet (the “Merger”), with Legacy IronNet surviving the Merger (the “Surviving Corporation”) as a wholly-owned subsidiary of LGL (the Merger, collectively with the other transactions described in the Business Combination Agreement, the “Business Combination”). Following the consummation of the Merger on the Closing Date, LGL changed its name from LGL Systems Acquisition Corp. to IronNet, Inc. (the “New Company”).

Pursuant to the Business Combination Agreement, at the effective time of the Business Combination, (i) each outstanding share of Legacy IronNet common stock and Legacy IronNet preferred stock (with each share of Legacy IronNet preferred stock being treated as if it were converted into ten (10) shares of Legacy IronNet common stock on the effective date of the Business Combination) was converted into the right to receive (a) a number of shares of Company common stock equal to the Exchange Ratio (as defined below) and (b) a cash amount payable in respect of fractional shares of Company common stock that would otherwise be issued in connection with the foregoing conversion, if applicable, and (ii) each Legacy IronNet option, Legacy IronNet restricted stock unit, Legacy IronNet restricted stock award that was outstanding immediately prior to the closing of the Business Combination (and by its terms did not terminate upon the closing of the Business Combination) remains outstanding and (x) in the case of options, represents the right to purchase a number of shares of Company common stock equal to the number of shares of Legacy IronNet common stock subject to such option multiplied by the Exchange Ratio used for Legacy IronNet common stock (rounded down to the nearest whole share) at an exercise price per share equal to the current exercise price per share for such option divided by the Exchange Ratio (rounded up to the nearest whole cent) and (y) in the case of restricted stock units and restricted stock awards, represent a number of shares of Company common stock equal to the number of shares of Legacy IronNet common stock subject to such restricted stock unit or restricted stock award multiplied by the Exchange Ratio (rounded down to the nearest whole share). In addition, Legacy IronNet stockholders and eligible holders of options, restricted stock unit awards and restricted stock awards (as applicable, only to the extent time vested as of the closing of the Business Combination) may also receive additional merger consideration in the form of a pro rata portion of 1,078 shares of Company common stock if the volume weighted average closing share price for the Company’s common stock equals or exceeds $13.00 for ten (10) consecutive days during the two-year period following the closing of the merger.

The Exchange Ratio was 0.8141070 of a share of Company common stock per fully-diluted share of Legacy IronNet common stock.

In connection with Special Meeting and the Business Combination, holders of 15,929 shares of LGL common stock, par value $0.0001 per share (“LGL Common Stock”), or 92.3% of the shares with redemption rights, exercised their right to redeem their shares for cash at a redemption price of approximately $10.03 per share, for an aggregate redemption amount of $159,764.

Gross proceeds recorded from the merger were $138,250.

The Company has capitalized certain transaction costs of $1,752 and $0 as of July 31, 2021, and January 31, 2021, respectively.

Principles of Consolidation

The condensed consolidated financial statements and accompanying notes are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and regulations of the U.S. Securities and Exchange Commission for interim financial reporting. The Company’s condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated upon consolidation. Accordingly, these condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended January 31, 2021, and the related notes which provide a more complete discussion of the Company’s accounting policies and certain other information. The information as of January 31, 2021, included on the condensed consolidated balance sheets was derived from the Company’s audited consolidated financial statements. The condensed consolidated financial statements were prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments necessary for a fair statement of the Company’s financial position as of July 31, 2021, and the results of operations for the three and six months ended July 31, 2021 and 2020, and cash flows for the six months ended July 31, 2021, and 2020.

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results may differ from estimates under different assumptions or conditions.

Segment and Geographic Information

Segments are defined as components of an enterprise for which separate financial information is evaluated regularly by the chief operating decision maker (“CODM”), in deciding how to allocate resources and access performance. The CODM reviews financial information presented on a consolidated basis for the purposes of allocating resources and evaluating financial performance. Accordingly, management has determined that the Company operates as one operating segment.

The following table presents revenue by geographic location:

	Three months ended July 31,		Six months ended July 31,
	2021	2020	2021	2020
United States	$5,523	$7,339	$10,985	$13,950
International	553	605	1,468	863

Total	6,076	7,944	12,453	14,813

Substantially all of the Company’s long-lived assets are located in the United States.

Going Concern

As of July 31, 2021, the Company had cash and cash equivalents of $14,107 and collectable receivables of $7,792. As of August 26, 2021, the Company had closed on its previously announced merger and secured gross funding of $138,250 through the closing of its merger. The Company based on its forecast and the proceeds from the recent merger has concluded that it will have sufficient liquidity to fund operations for the period ended 12 months from the issuance of these financial statements. The Company’s future capital requirements will depend on many factors, including, but not limited to the rate of our growth, our ability to attract and retain customers and their willingness and ability to pay for our products and services, and the timing and extent of spending to support our efforts to market and develop our products. Further, we may enter into future arrangements to acquire or invest in businesses, products, services, strategic partnerships, and technologies. As such, we may be required to seek additional equity or debt financing. In the event that additional financing is required from outside sources, we may not be able to raise it on terms acceptable to us or at all. If additional funds are not available to us on acceptable terms, or at all, our business, financial condition, and results of operations could be adversely affected. The financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.

Recent Accounting Pronouncements not Yet Adopted

The FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), which supersedes the current lease requirements in ASC 840, Leases. ASU 2016-02 requires lessees to recognize a right-of-use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with any capital leases recognized on the consolidated balance sheets. The reporting of lease-related expenses in the consolidated statements of operations and cash flows will be generally consistent with the current guidance. The new lease guidance will be effective the earlier of the year ending January 31, 2023 or the time at which we no longer qualify as an EGC (“Emerging Growth Company”) and will be applied using a modified retrospective transition method to either the beginning of the earliest period presented or the beginning of the year of adoption. The Company is currently evaluating the impact of adopting the new standard. The adoption of this standard will require the recognition of a right of use asset and liability on the Company’s consolidated balance sheets.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326). This standard requires a new method for recognizing credit losses that is referred to as the current expected credit loss (CECL) method. The CECL method requires the recognition of all losses expected over the life of a financial instrument upon origination or purchase of the instrument, unless the company elects to recognize such instruments at fair value with changes in profit and loss (the fair value option). This standard is effective for the Company for the earlier of the fiscal years beginning after December 15, 2022 or the time at which we no longer quality as an EGC. Management is currently evaluating the potential impact of this guidance on its financial statements.

In August 2018, the FASB issued ASU 2018-15, Intangibles—Goodwill and of Other—Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. This standard requires capitalization of the implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. Further, the standard also requires the Company to expense the capitalized implementation costs of a hosting arrangement over the term of the hosting arrangement. This standard is effective for the Company for fiscal years beginning after December 15, 2020. Management is evaluating the impact of this guidance on its annual financial statements.

New Accounting Pronouncement Adopted in Fiscal 2022

In December 2019, the FASB issued Accounting Standards Update No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes,” which modifies and eliminates certain exceptions to the general principles of ASC 740, Income Taxes. ASU 2019-12 was adopted in the first quarter of fiscal 2022. The prospective adoption of ASU 2019-12 was not material.

2.	Revenue

Software, subscription and support revenue

The Company sells a collective defense software solution that provides a near real time collective defense infrastructure that is comprised of two product offerings, IronDefense and IronDome. The software platform is delivered through both on-premises licenses bundled with on-premises hardware and through subscription software.

Our security appliance deliverables include proprietary operating system software and hardware, which together with regular threat intelligence updates and support, maintenance, and warranty. We combine intelligence dependent hardware and software licenses with the related threat intelligence and support and maintenance as a single performance obligation, as it delivers the essential functionality of our cybersecurity solution. As a result, we recognize revenue for this single performance obligation ratably over the expected term with the customer. Significant judgement is required for the assessment of material rights relating to renewal options associated with our contracts.

Subscription revenue, which allow customers to use our security software over a contracted period without taking possession of the software, and managed services where we provide managed detection and response services for customers, are recognized over the contractual term. The cloud-based subscription revenue, where we also provide hosting, recognized for the three months ended July 31, 2021, and July 31, 2020, was $3,209 and $2,949, respectively, and for the six months ended July 31, 2021, and July 31, 2020, was $7,086 and $4,295, respectively. Overall subscription revenue recognized for the three months ended July 31, 2021, and July 31, 2020, was $5,770 and $5,340, respectively, and for the six months ended July 31, 2021, and July 31, 2020, was $11,895 and $9,076, respectively.

Professional services revenue

The Company sells professional services, including cyber operations monitoring, security, training and tailored maturity assessments. Revenue derived from these services is recognized as the services are delivered.

Customer concentration

For the six months ended July 31, 2021, and 2020, two customers accounted for 22% or $2,702 and two customers accounted for 20% or $2,882 of the Company’s revenue, respectively. As of July 31, 2021, and January 31, 2021, two and three customers represent 68% and 85% of the total accounts receivable balance, respectively.

Significant customers are those which represent at least 10% of the Company’s total revenue at each respective period ending date. The following table presents customers that represent 10% or more of the Company’s total revenue:

	For the Six Months Ended July 31,
	2021	2020
Customer A	11%	*
Customer B	*	10%
Customer C	*	10%
Customer D	11%	*

	22%	20%

* - less than 10%

Deferred Costs

The Company defers contract fulfillment costs that include appliance hardware. The balances in deferred costs are as follows:

Balance at February 1, 2021	$2,805
Cost of revenue recognized	(616)
Costs deferred	341
Foreign Exchange	(4)

Balance at July 31, 2021	$2,526

Balance at February 1, 2020	$3,080
Cost of revenue recognized	(498)
Costs deferred	574

Balance at July 31, 2020	$3,156

The balance of deferred commissions at July 31, 2021 and January 31, 2021 were $1,300 and $1,319, respectively. Deferred commissions are included in the Deferred costs on the Consolidated Balance Sheets of which $707 is current and $593 is long-term as of July 31, 2021.

Deferred revenue

Deferred revenue represents amounts received from and/or billed to customers in excess of revenue recognized. Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue or revenue depending on whether the revenue recognition criteria have been met. During the six months ended, the Company recognized revenue of $6,316 and $5,243, respectively that was included in the deferred revenue balance at the beginning of each of the respective periods.

The balance in deferred revenue is as follows:

Balance at February 1, 2021	$34,044
Revenue recognized	(10,211)
Revenue deferred	9,901
Foreign exchange	(151)

Balance at July 31, 2021	$33,583

Balance at February 1, 2020	$20,312
Revenue recognized	(11,895)
Revenue deferred	13,520
Foreign exchange	—

Balance at July 31, 2020	$21,937

Remaining performance of deferred revenue

As of July 31, 2021, the remaining performance of deferred revenue totaled $33,583. The Company’s recognition of revenue in the future thereon will be as follows:

Years Ending January 31,
2022(6 mos.)	7,540
2023	10,887
2024	8,413
2025	4,986
2026	1,757
Thereafter	—

$33,583

3.	Preferred Stock

As of January 31, 2020, 145,747 of the Series B preferred shares were issued in the amount of $10,625 or $72.90 per share. During the six months ended July 31, 2020, an additional 571 Series B preferred shares have been purchased at a price of $41,609.

For the six months ended July 31, 2021, and July 31, 2020, the Company repurchased 0 shares of common stock.

4.	Stock Incentive Plan

The Company has a Stock Incentive Plan (the Stock Incentive Plan) under which, as of January 31, 2020, it may grant incentive stock options (ISOs), Restricted Stock Units (RSUs) and other equity securities to acquire, to convert into or to receive up to 36,250 shares of Class A common stock. As of July 31, 2021, there were 1,716 share equivalents that remained available to issue under the Stock Incentive Plan.

All share equivalents issuable under the Stock Incentive Plan normally vest over a forty-eight month period with an initial catch up of 25% vesting at the end of the first year during which no vesting occurs. In limited cases, vesting as short as twelve months with no cliff, vesting based on performance criteria and acceleration under certain events have also been permitted; however, such exceptions apply to less than 15% of the share equivalents authorized under the Stock Incentive Plan.

With regard to stock option grants, the exercise price of each ISO granted under the Stock Option Plan may not be less than the fair market value per share of the underlying Class A common stock on the date of grant. The Board of Directors establishes the term and the vesting of all options issued under the Stock Option Plan; however, in no event will the term exceed ten years. The fair value of each stock option and restricted stock unit award was estimated on the date of grant using the Black-Scholes Option Pricing Model using the independent valuations of the company’s stock. The Company’s determination of the fair value of stock options and restricted stock units is affected by the Company’s stock price as well as a number of subjective and complex assumptions. These assumptions include the Company’s volatility, dividend yield, and risk-free interest rate.

The weighted-average assumptions for the six months ended July 31 are noted in the following table:

	Six Months Ended July 31,
	2021	2020
Expected volatility	55.00%	55.00%
Expected dividend yield	0.00%	0.00%
Expected option term (in years)	2.0	2.0
Risk-free interest rate	0.14%	0.23%

The expected volatility of the options granted was estimated using the historical volatility of share prices of publicly traded companies within the same or similar industry as a substitute for the historical volatility of the Company’s common shares, which is not determinable without an active external or internal market. The expected dividends are based on the Company’s historical estimated issuance and management’s expectations for dividend issuance in the future. The expected term of options granted represents the period of time that options granted are expected to be outstanding. The risk-free interest rate for periods within the expected life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

Presented below is a summary of the status of the stock options under the Stock Incentive Plan:

			Weighted Average
		Weighted		Intrinsic Value of Outstanding
	Number	Average	Remaining
	of	Exercise	Contractual	Options
	Shares	Price	Term	Term
			(Years)	(Years)
Outstanding at February 1, 2021	2,680	$0.43	5.9	5,573
Granted	—	—	—	—
Exercised	(699)	$0.42	5.4	4,689
Forfeited or expired	(141)	$0.47	5.8	—

Outstanding at July 31, 2021	1,840	$0.43	5.4	12,348

Exercisable at July 31, 2021	1,786	$0.43	5.4	11,992

The Company recorded $10 and $25 of compensation cost related to stock options to operations during the three months ended and $27 and $56 for the six months ended July 31, 2021, and July 31, 2020, respectively.

The Restricted Stock Units (RSUs) granted under the Stock Incentive Plan contain an additional vesting requirement that, in addition to the applicable time or performance vesting criteria noted above, also require the occurrence of a liquidity event. The requirements have not yet been met and therefore there is no expense recorded for the six months ended July 2021 and 2020. However, as of August 26, 2021, the Board approved the merger as the liquidity event, as further discussed in Note 12, Subsequent Events. They also have a life of seven years. Presented below is a summary of the status of outstanding RSUs, including showing the vesting status other than the liquidity event condition:

		Weighted
	Number	Average
	of	Grant Date
	Shares	Fair Value
Non-vested at February 1, 2021	11,930	$1.48
Granted	2,679	3.87
Vested	(2,115)	1.63
Forfeited or expired	(390)	2.77

Non-vested at July 31, 2021	12,104	$1.95

The fair value of each RSU was estimated on the date of grant using the Black-Scholes Option Pricing Model based on the same assumptions utilized for calculating fair market value of the stock options and utilizing the as converted equivalent price of securities issued during the period.

As of July 31, 2021, there was approximately $36,236 of unrecognized compensation cost related to share-based compensation arrangements granted under the Stock Plan, of which $12 remained for options and $36,224 remained for RSUs, respectively. The company recognizes such compensation costs over a weighted-average period of four years for options and the period between the date of a liquidity event and four years for RSUs. The fair value of the shares under stock options granted that vested, net of forfeited vested, during the six months periods ended July 31, 2021, and 2020 totaled ($4,444) and $509, respectively.

5.	Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset in an orderly transaction or paid to settle a liability in an orderly transaction between market participants at the measurement date. Accounting standards utilize a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels, which are described below:

•	Level 1 – Quoted prices (unadjusted) for identical assets or liabilities in active markets.

•	Level 2 – Observable inputs other than quoted prices that are either directly or indirectly observable for the asset or liability.

•	Level 3 – Unobservable inputs that are supported by little or no market activity.

These levels are not necessarily an indication of the risk of liquidity associated with the financial assets or liabilities disclosed. Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement, as required under ASC 820-10 “Fair Value Measurement.”

Investments with an original maturity of three months or less at the date of purchase are considered cash equivalents, while all other investments are classified as short-term or long-term based on their maturities and their availability for use in current operations.

The following table presents our assets measured at fair value on a recurring basis:

	July31,				January 31,
	2021				2021
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Cash equivalents	$102	$—	$—	$102	$102	$—	$—	$102
Investments	—	—	—	—	—	—	—	—

Total assets	$102	—	$—	$102	$102	—	$—	$102

The Company’s PPP loan and note payable approximates fair value based on its terms and are classified as Level 2 within the fair value hierarchy.

6.	Commitments and Contingencies

Contingencies may arise in the normal course of business. No material contingencies are outstanding for the six months ending July 31, 2021, or July 31, 2020.

Leases

The Company leases office space under the terms of noncancelable operating leases that expire at various dates through November 2026. Certain operating lease agreements provide for an annual 2.75% escalation of the base rent. The Company is also responsible for operating expenses. The following is a schedule by year of the future minimum lease payments required under the Company’s operating leases:

Remaining six months of fiscal 2022	565
2023	1,025
2024	755
2025	775
2026	775
Thereafter	1,455

$5,350

The Company is recognizing the total cost of its office leases ratably over the respective lease periods. The difference between rent paid and rent expense is reflected as deferred rent in the accompanying balance sheets.

Rent expense totaled $297 and $857 for the three months ended July 31, 2021, and July 31, 2020, respectively. Rent expense totaled $592 and $1,400 for the six months ended July 31, 2021, and July 31, 2020, respectively.

During FY 2021, we have completed lease buyouts of two office spaces in Maryland, for leases that were expiring in FY 2021 and FY 2022, and we have made payments of $394 to facilitate early terminations for those leases. Based on the company moving to a more fully remote posture, we also decreased our lease portfolio in Japan and New York in addition to the two office spaces in Maryland.

7.	Income Taxes

The income tax provision for interim periods is determined using an estimate of the Company’s annual effective tax rate as adjusted for discrete items arising in that quarter. The effective income tax rate was (0.1)% and (0.1)% for the six months ended July 31, 2021 and 2020. The effective tax rate differs from the U.S. statutory rate primarily due to the full valuation allowances on the Company’s net domestic deferred tax assets and impact of foreign tax rate differential.

On March 27, 2020, the Coronavirus Aid, Relief and Economic Security (CARES) Act was enacted and signed into U.S. law to provide economic relief to individuals and businesses facing economic hardship as a result of the COVID-19 pandemic. Changes in tax laws or rates are accounted for in the period of enactment. The income tax provisions of the CARES Act do not have a significant impact on our current taxes, deferred taxes, or uncertain tax positions.

8.	Related Party Transactions

Software, subscription and support revenue from Related Parties

Certain investors and companies who the Company is affiliated with, purchased software, subscription and support revenue. The Company recognized $436 and $835 of revenue from contracts with related parties for the three months ending July 31, 2021, and July 31, 2020, respectively. The Company recognized $872 and $1,061 of revenue from contracts with related parties for the six months ending July 31, 2021, and July 31, 2020, respectively. The corresponding receivable was $3,413 and $2,540 as of July 31, 2021, and January 31, 2021, respectively.

Loans from Employees

On December 29, 2018, the Company entered into a loan with a current executive of the Company with a principal balance of $1,000 bearing an interest rate of 2.76% for a term of three years and is secured by a pledge of certain shares of Class A Common stock. The balance outstanding at July 31, 2021, and January 31, 2021 was $1,073 and $1,059, respectively.

9.	Net Loss Per Share Attributable to Common Shareholders

IronNet computes basic earnings per share (EPS) by dividing income available to common shareholders by the weighted average number of common shares outstanding for the reporting period. Diluted EPS reflects the effect of potential shares that would be issued if stock option awards, restricted stock units, and preferred stock were converted into common stock, to the extent dilutive. Other than voting rights, the Class B common stock has the same rights as the Class A common stock and therefore both are treated as the same class of stock for the purposes of the earnings per share calculation.

The following table summarizes the computation of basic and diluted net loss per share attributable to common stockholders:

	Three months ended July 31,		Six months ended July 31,
	2021	2020	2021	2020
Numerator: Net loss	$(17,167)	$(14,285)	$(32,667)	$(30,702)
Denominator: Weighted-average shares in computing net loss per share attributable to common stockholders	54,838	53,768	54,694	53,772

Net loss attributable to common shareholders—basic and diluted	$(0.31)	$(0.27)	$(0.60)	$(0.57)

Since the Company was in a net loss position for all periods presented, basic net loss per share is the same as diluted net loss per share as the inclusion of all potential common shares outstanding would have been antidilutive. The potential shares of common stock that were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented because including them would have been antidilutive are as follows as of July 31:

	As of July 31, 2021	As of July 31, 2020
Shares of common stock issuable from stock options	1,840	4,139
RSUs subject to future vesting	21,589	19,669
Shares of common stock issuable upon conversion from preferred shares	28,046	25,882

Potential common shares excluded from diluted net loss per share	51,475	49,690

10.	PPP loan

During FY 2021, in response to the increased economic uncertainties that the impact of the COVID-19 pandemic may have on our business, results of operations, liquidity or capital resources, the Company has taken measures to ensure that we can continue the continuity of our business operations through the use of funding measures which included the Paycheck Protection Program (PPP) loan from the US Small Business Administration pursuant to the provision of the CARES Act. The purpose of the loan was for small businesses to keep their workforces employed through the pandemic. The company received loan funds of $5,580 on April 21, 2020. The loan bears interest at 1% and is payable in monthly installments beginning on September 15, 2021. As of July 31, 2021 and January 31, 2021, the Company has an interest accrual of $72 and $44 related to the PPP loan. At this time, the Company has repaid the loan on August 26, 2021, see Note 12, Subsequent Events, for additional information.

In addition to seeking and receiving the PPP loan under the Act, the Company has also elected to defer the Company portion of payroll taxes under the Act. Amounts deferred from March 1, 2020 through to the end of 2020 will become due 50% on December 31, 2021 with the remaining 50% due on December 31, 2022. The balance of the payroll tax deferral is $1,379 as of July 31, 2021 and is included in Other current and Long-Term Liabilities on the balance sheet.

11.	Debt

On June 21, 2021, the Company entered into a Loan and Security Agreement (“Term Loan”) with SVB Innovation Credit Fund VIII, L.P. for term loan advances of up to $15,000 to provide for working capital needs over the period leading up to completion of the combination with LGL Systems Acquisition Corporation. The Term Loan can be prepaid at any time, has a term for up to six months or the date on which the Company completes its combination with LGL Systems Acquisition Corporation, whichever comes sooner, bears monthly interest at a per annum rate equal to eight percent and bears customary fees for de-SPAC bridge loans of this nature. The Company has drawn $15,000 as of July 31, 2021. As of August 26, 2021, in conjunction with the merger, the Company has repaid the term loan, see Note 12, Subsequent Events for additional details.

12.	Subsequent Events

The Company has evaluated its July 31, 2021 financial statements for subsequent events through September 14, 2021, the date the financial statements were available to be issued.

On August 26, 2021, IronNet Cybersecurity, Inc., a Delaware corporation, LGL Systems Acquisition Corp., a Delaware corporation, and LGL Systems Merger Sub Inc., a Delaware corporation, consummated the closing of the transactions contemplated by the Agreement and Plan of Reorganization and Merger, dated March 15, 2021 and as amended August 6, 2021.

On the Closing Date, a number of purchasers (each, a “Subscriber”) purchased from the Company an aggregate of 12,500 shares of Company common stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $125,000, pursuant to separate subscription agreements entered into effective as of March 15, 2021 (each, a “Subscription Agreement”). Pursuant to the Subscription Agreements, the Company granted certain registration rights to the Subscribers with respect to the PIPE Shares. The sale of the PIPE Shares was consummated concurrently with the closing of the Business Combination.

Loan repayments

On August 26, 2021, the Company repaid in full all amounts due and owing, and terminate all commitments and obligations under, that Loan and Security Agreement, dated June 21, 2021, by and between SVB Innovation Credit Fund VIII, L.P. (the “Lenders”) and Legacy IronNet. The Company agreed to pay to the Lenders approximately $15,600, which includes pay-off amounts for principal, interest, fees, reimbursement of expenses and other items.

On August 26, 2021, the Company repaid in full all amounts due and terminated all commitments and obligations under, the unsecured PPP loan. The unsecured loan is evidenced by a promissory note of the Company with PNC Bank (the “Lender”). The Company agreed to pay to the Lender approximately $5,656, which includes payoff amounts for principal and interest.

Restricted Stock Units

Under the terms of the Legacy IronNet’s restricted stock units, vesting of each award was subject to the occurrence of a liquidity event as defined by the 2014 Stock Incentive Plan, among other conditions including a service requirement. On August 26, 2021, in connection with the close of the merger with LGL, the Board of Directors resolved to deem the merger as satisfying the Liquidity Event condition. The resolution resulted in a modification of the restricted stock units under ASC 718 “Compensation—Stock Compensation”. The Company is still evaluating the impact of the modification of the awards outstanding but expects there will be a material additional non cash expense in the fiscal third quarter 2022. The expected additional expense results from a required revaluation of the already granted RSUs as of the modification on our merger date. At the time of the modification there were 11,978,604 unvested RSUs.

Earnout Share Triggering Event

Following the Closing of the Business Combination and pursuant to the terms of the Business Combination Agreement, the Eligible IronNet Equity holders of Legacy IronNet had the right to receive up to 1,078,125 Earnout Shares, issuable upon the occurrence of the Earnout Triggering Event during the Earnout Period. As of the close of trading on September 10, 2021, the requisite conditions of the Earnout Triggering Event had been satisfied such that, within five (5) Business Days after the occurrence of the Triggering Event, the Company will issue the 1,078,125 Earnout Shares to the Eligible IronNet Equity Shareholders.